UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K/A
(AMENDMENT NO.1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		October 16, 2018

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-38214	31-1236686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR, GLEN ALLEN, VA		23060
(Address of principal executive offices)		(Zip code)

(804) 273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (“Amendment No. 1”) is filed as an amendment to the Current Report on Form 8-K filed by Hamilton Beach Brands Holding Company (the “Company”) on October 16, 2018 (the “Original Form 8-K”). The Original Form 8-K was filed to, among other things, announce the appointment of Michelle Mosier to the position of Vice President, Chief Financial Officer and Treasurer, effective January 1, 2019. This Amendment No. 1 supplements the Original Form 8-K with information relating to Ms. Mosier’s 2019 incentive compensation under the Company’s annual and long-term incentive compensation plans that was not finalized as of the filing of the Original Form 8-K. All other information set forth in the Original Form 8-K is otherwise unchanged.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018, the Company’s Compensation Committee approved Ms. Mosier’s 2019 incentive compensation under the Company’s annual and long-term incentive compensation plans. Ms. Mosier’s target incentive compensation under the Company’s annual incentive compensation plan is $151,470 and her target incentive compensation under the Company’s long-term incentive compensation plan is $168,300.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 7, 2018		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Dana B. Sykes
Dana B. Sykes
Vice President, General Counsel and Secretary